Joint Filer Information

Name: Highbridge International LLC

Address:  The Cayman Corporate Centre, 4th Floor
          27 Hospital Road
          George Town, Grand Cayman
          Cayman Islands, British West Indies

Designated Filer: Highbridge Capital Management, LLC

Issuer: Enzon Pharmaceuticals, Inc.

Date of Event Requiring Statement: August 2, 2007

Signature:  HIGHBRIDGE INTERNATIONAL LLC

        By: Highbridge Capital Management, LLC
         its Trading Manager

By: /s/ Carolyn Rubin
    ------------------
Name: Carolyn Rubin
Title: Managing Director

                            Joint Filer Information

Name: Highbridge Convertible Arbitrage Master Fund, L.P.

Address:  c/o Highbridge Capital Management, LLC
          9 West 57th Street, 27th Floor
          New York, New York 10019

Designated Filer: Highbridge Capital Management, LLC

Issuer: Enzon Pharmaceuticals, Inc.

Date of Event Requiring Statement: August 2, 2007

Signature:  HIGHBRIDGE CONVERTIBLE ARBITRAGE MASTER FUND, L.P.

        By: Highbridge Capital Management, LLC
         its Trading Manager

By: /s/ Carolyn Rubin
    ------------------
Name: Carolyn Rubin
Title: Managing Director

                            Joint Filer Information

Name: Glenn Dubin

Address:  c/o Highbridge Capital Management, LLC
          9 West 57th Street, 27th Floor
          New York, New York 10019

Designated Filer: Highbridge Capital Management, LLC

Issuer: Enzon Pharmaceuticals, Inc.

Date of Event Requiring Statement: August 2, 2007

Signature:
          /s/ Glenn Dubin
          ------------------
          GLENN DUBIN

                            Joint Filer Information

Name: Henry Swieca

Address:  c/o Highbridge Capital Management, LLC
          9 West 57th Street, 27th Floor
          New York, New York 10019

Designated Filer: Highbridge Capital Management, LLC

Issuer: Enzon Pharmaceuticals, Inc.

Date of Event Requiring Statement: August 2, 2007

Signature:
          /s/ Henry Swieca
          ------------------
          HENRY SWIECA